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                                                                    Exhibit 99.1

HTE INC.
Integrated Software Solutions for Government and Utilities
1000 Business Center Drive, Lake Mary, FL 32746 - (407) 304-3235 www.hteinc.com

FOR IMMEDIATE RELEASE
Contact: Sue Falotico, CFO
(407) 304-3235

         HTE ANNOUNCES NET INCOME OF $1,695,000 FOR THE 3RD QUARTER 2002

         LAKE MARY, FLA., OCTOBER 15, 2002 -- HTE Inc., (NASDAQ: HTEI), a leading provider of enterprise-wide software solutions for public sector organizations and utilities worldwide, today announced operating results for the third quarter ended September 30, 2002.

         HTE recorded diluted EPS of $0.14 for the third quarter ended September 30, 2002, which meets previously communicated guidance (and gives effect to the decision of the United States District Court for the Middle District of Florida, Orlando Division, which on September 18, 2002 denied HTE's Declaratory Judgment to uphold its rights, under Florida law, to redeem 5,618,952 shares of its common stock from Tyler. As a result of the Court's decision, ordering that the redemption is invalid and no longer effective, the 5,618,952 shares of the Company's common stock held by Tyler are considered issued and outstanding shares of HTE's Common stock effective September 18, 2002). This compares to diluted EPS of $(0.03) for the third quarter ended September 30, 2001 (third quarter 2001 results include employee termination benefits and other costs of $1,289,000) as described in a press release distributed on October 10, 2001. The Company recorded a net income of $1,695,000 during the third quarter 2002 compared to a net loss of ($533,000) for the third quarter 2001 (third quarter 2001 results include employee termination benefits and other costs of $1,289,000). Revenues for the third quarter 2002 increased 14% (10.9% excluding hardware) to $18,403,000 compared to $16,143,000 for the third quarter 2001.

         HTE Chief Executive Officer, Joe Loughry, said, "We are pleased to deliver another solid quarter, in line with previously communicated guidance. We continue to invest in our national branding campaign that, over the next twelve months, should reach each and every government agency in the country through full-page ads in trade magazines and direct mail campaigns. Our cash balance is at an all time high of $24,107,000. We re-purchased 326,900 shares of common stock during the third quarter for $1,607,000."



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         Loughry further stated, "We anticipate delivering results in line with previously communicated EPS guidance of $0.10 (including the dilutive effect of 5,618,952 of Tyler shares issued and outstanding commencing September 18, 2002) for the fourth quarter 2002. This, combined with better than expected actual results through the third quarter, brings full year estimates to $0.51 for 2002 (including the dilutive effect of 5,618,952 Tyler shares issued and outstanding commencing September 18, 2002). We expect to deliver for the year, revenue growth of between 5-8%, operating income of $10,050,000 and net income of $6,800,000. Weighted average outstanding shares for the quarter ended September 2002 were 12,508,000 and projected weighted average outstanding shares for the quarter ending December 31, 2002 are 17,914,000, which reflect the increase related to the Tyler shares deemed issued and outstanding commencing September 18, 2002."

COMMON STOCK REDEMPTION DISCLOSURE AND FEDERAL DISTRICT COURT ORDER

         As described in the Company's Form 8-K and Form 10-K filed with the Securities and Exchange Commission on October 29, 2001 and March 28, 2002, respectively, the Company redeemed 5,618,952 shares of its common stock (the "Redeemed Shares") from Tyler Technologies, Inc. ("Tyler") for a purchase price of $7,304,637.60 (the "Redemption"). Tyler purchased the Redeemed Shares in 1999 in a control shares acquisition, as defined in Florida's control shares statute. The Company affected the Redemption under the provisions of Florida's control shares statute. The Redemption reduced the number of Company's issued and outstanding shares of common stock from 16,960,557 to 11,341,605 as of October 29, 2001. Tyler subsequently sent a letter to the Company and issued a press release on October 30, 2001 asserting that it continued to be a shareholder of the Company and that the Redemption was not valid and contrary to Florida law. The Company reaffirmed that under Florida law, the Redeemed Shares were no longer considered issued and outstanding and all rights with respect to them had ceased. Accordingly, in order to legally confirm the Redemption, the Company filed an action for a Declaratory Judgment, which was pending before the Federal District Court for the Middle District of Florida in Orlando, Florida. Subsequently, on September 18, 2002 the United States District Court for the Middle District of Florida, Orlando Division, denied HTE's Declaratory Judgment to uphold its rights, under Florida law, to redeem 5,618,952 shares of its common stock from Tyler. As a result of the Court's decision, ordering that the redemption is invalid and no longer effective, the 5,618,952 shares of the Company's common stock held by Tyler are considered issued and outstanding shares of HTE's common stock effective September 18, 2002. See the Company's Form 8-K filed with the Securities and Exchange


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Commission on September 25, 2002.

HTE INC.

         HTE Inc., a proven leader in government information technologies, provides a broad range of innovative software solutions to more than 2,200 government offices, agencies and utility companies throughout North America. The Company's products address the wireless computing requirements of a rapidly changing public sector market and support the end-to-end delivery of e-government access to citizens and businesses.

         Founded in 1981, the Company is headquartered near Orlando, Florida. Additional information is available at www.hteinc.com or by calling HTE Marketing Services at 1.800.727.8088.

         This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business and general economic conditions; competitive factors, such as pricing, new products and marketing efforts of rival companies; the timing and magnitude of software sales; customer acceptance of new or enhanced product offerings; integration of new technologies; delays in product delivery; the ability to recruit and retain qualified personnel; and other factors discussed from time to time in reports filed by HTE with the Securities and Exchange Commission, including risks summarized in HTE's latest Annual Report on Form 10-K. HTE undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.





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                          H.T.E., INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                        THREE MONTHS ENDED               NINE MONTHS ENDED
                                                           SEPTEMBER 30,                    SEPTEMBER 30,
                                                      -----------------------         -----------------------
                                                        2002           2001             2002            2001
                                                      -------        --------         -------        --------
REVENUES:
    Software licenses                                 $ 3,104        $  2,787         $ 9,322        $  9,610
    Professional services                               3,950           3,230          10,851          10,126
    Hardware                                              737             217             799           1,683
    Maintenance and other                              10,150           9,482          30,143          26,304
    Resource management                                   462             427           1,374           1,295
                                                      -------        --------         -------        --------
        Total revenues                                 18,403          16,143          52,489          49,018
                                                      -------        --------         -------        --------

EXPENSES:
    Cost of software licenses                           1,092           1,109           3,207           3,855
    Cost of professional services                       2,348           2,383           7,056           6,984
    Cost of hardware                                      716             152             740           1,219
    Cost of maintenance and other                       2,305           2,480           7,096           6,931
    Cost of resource management                           185             126             538             413
    Research and development                            3,204           3,226           9,156          10,217
    Sales and marketing                                 2,773           2,227           7,665           7,517
    General and administrative                          3,062           3,559           9,224           9,925
    Contract judgment and settlement, employee
        termination benefits and other costs               --           1,289              --           1,128
                                                      -------        --------         -------        --------
        Total expenses                                 15,685          16,551          44,682          48,189
                                                      -------        --------         -------        --------

INCOME (LOSS) FROM OPERATIONS                           2,718            (408)          7,807             829

OTHER INCOME (EXPENSE):
    Interest, net                                          55             100             170             375
    Loss on investment                                     --              --              --          (1,888)
                                                      -------        --------         -------        --------
        Total other income (expense)                       55             100             170          (1,513)
                                                      -------        --------         -------        --------

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR
    INCOME TAXES                                        2,773            (308)          7,977            (684)

PROVISION FOR INCOME TAXES                              1,078             225           3,061             155
                                                      -------        --------         -------        --------

NET INCOME (LOSS)                                     $ 1,695        $   (533)        $ 4,916        $   (839)
                                                      =======        ========         =======        ========

NET INCOME (LOSS) PER SHARE:
    BASIC                                             $  0.15        $  (0.03)        $  0.44        $  (0.05)
                                                      =======        ========         =======        ========
    DILUTED                                           $  0.14        $  (0.03)        $  0.41        $  (0.05)
                                                      =======        ========         =======        ========

WEIGHTED AVERAGE SHARES OUTSTANDING:
    BASIC                                              11,512          16,959          11,193          17,205
    DILUTED                                            12,508          16,959          12,106          17,205



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